Exhibit 10.22



                                 PROMISSORY NOTE

                                                               Las Vegas, Nevada

     FOR VALUE  RECEIVED,  CII  FINANCIAL,  INC.,  ("Maker")  promises to pay to
SIERRA HEALTH SERVICES, INC. ("Holder"), or order, the principal sum of ___________________ with interest from the date of this Note on unpaid principal from time to time at the rate of 9 1/2 % per annum until fully paid. Maker shall make interest only payments on the fifteenth day of March, and of September beginning September 15, 2001. Maker shall pay Holder the entire outstanding principal balance plus all accrued and unpaid interest on such principal within three (3) days of delivery of a written demand for payment sent by Holder to Maker at 2716 North Tenaya Way, Las Vegas, Nevada 89128 or at any other address as Maker shall direct Holder in writing.

         Maker shall make all payments in lawful money of the United States of America and in immediately available funds. Computation of interest shall be based on a year of 360 calendar days but shall be calculated for the actual number of days in the period for which interest is charged.

         This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder. All payments shall be applied first to accrued and unpaid interest and then to the principal balance outstanding. All payments under this Note shall be paid to Holder at 2724 North Tenaya Way, Las Vegas, Nevada 89128, or at such other address, as Holder shall direct Maker in writing.

         Should Maker default in the payment of interest when due (referred to herein as a "Default"), the whole sum of principal and interest due under this Note, shall, at the option of Holder be immediately due and payable without further demand or notice.

Additionally, the entire outstanding principal balance of the indebtedness evidenced hereby, together with all accrued and unpaid interest thereon, shall be due and payable in full upon the occurrence of any of the following (a "Proceeding"):

     (a) the Maker commences a voluntary case concerning itself under Title 11 of the United States Code, entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

     (b) an involuntary case is commenced against the Maker and the petition is not dismissed within sixty (60) days after commencement of the case; or

     (c) the Maker commences any other case or proceeding concerning itself under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction, whether now or hereafter in effect; or

     (d) there is commenced against the Maker any such case or proceeding that remains undismissed for a period of sixty (60) days; or

     (e) any order for relief or other order approving any such case or proceeding referred to above is entered; or

     (f) a custodian (as defined in the Bankruptcy Code) or the like is appointed for, or takes charge of, all or any substantial part of the property of the Maker, and the same shall continue undischarged or unstayed for a period of sixty (60) days; or

     (g) the Maker is adjudicated insolvent or bankruptcy; or

     (h) the Maker makes a general assignment for the benefit of creditors; or

     (i) the Maker fails to pay, states that it is unable to pay or be unable to pay its debts generally as they become due; or

     (j) the Maker calls a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or

     (k) the Maker by any act or failure to act indicates its consent to, approval of or acquiescence in any of the foregoing; or

     (l) the Maker takes any corporate action for the purpose of authorizing or effecting any of the foregoing.

         Following the occurrence of a Default or a Proceeding, as defined above, the Holder may exercise any remedies otherwise available at law or in equity.

         The laws of the State of Nevada, excluding its conflict of laws, shall govern this Note.

         Maker waives presentment, protest and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note. Maker expressly agrees that Holder may extend this Note or any payment under this Note from time to time without in any way affecting the liability of Maker.

         Maker shall pay all reasonable costs and expenses, including attorney fees, incurred (i) in collecting payment on this Note, (ii) in connection with any dispute that arises to its enforcement, validity or interpretation, whether or not legal action is instituted or prosecuted to judgment or (iii) in enforcing any judgment obtained in any related legal proceeding.

         If any provision or any word, term, clause or part of any provision of this Note shall be found by a court of competent jurisdiction to be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

         Any of the terms and conditions of this Note may be waived by Holder but only in writing, and no such waiver shall affect or impair the rights of Holder to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

         This Note and the Holder's rights under it shall be considered Senior Debt as over against the Maker's 7 1/2 % Convertible Subordinated Debentures due 2001 and Subordinate Debt in right of payment of its principal and interest as to (i) the Maker's 9 1/2 % Senior Debentures Due 2005 and (ii) Maker's Guaranty issued by it on August 23, 2001 to Bank of America, NTSA and certain other banks.

                        CII FINANCIAL, INC.


                        By______________________________
                            Kathleen M. Marlon
                            Chairman of the Board, President
                            and Chief Executive Officer